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                                                               EXHIBIT 10.14

                         AMENDMENT TO PROMISSORY NOTE

         This Second Amendment to Promissory Note ("Amendment") is made this 31st day of May, 1996 by and between BIO-DYNE CORPORATION, a Georgia corporation ("Bio-Dyne"), and EDWARD B. BEAM, SR. and CAROLYN M. BEAM (collectively, the "Lender").

                              W I T N E S S E T H

         WHEREAS, H.F.S. Acquisition Co., Inc., n/k/a Home Fitness Studios, Inc., a Florida corporation ("HFS"), executed that certain Promissory Note dated May 17, 1989 (the "Note") in favor of the Lender in the original principal amount of $200,000.00; and

         WHEREAS, Bio-Dyne executed that certain Promissory Note dated April 18, 1994 (the "Note") in favor of the Lender as part of Bio-Dyne's acquisition of HFS on April 18, 1994; and

         WHEREAS, the Note was further amended by Agreement effective September 1, 1995 (the "Amendment Agreement") executed by Bio-Dyne, the Lender and Edward
B. Beam, Jr.; and

         WHEREAS, the parties hereto wish to further modify said Note in accordance with the terms and conditions of this Amendment.

         NOW, THEREFORE, for and in consideration of the agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  1. Section 3 of the Amendment Agreement is hereby deleted in its entirety.

                  2. The outstanding principal balance of the Note is hereby reduced to $36,146.34 (the "Outstanding Principal Balance") as a result of the payment to the Lender on the date hereof of an amount equal to $137,094.58 (which amount is comprised of principal in the amount of $135,379.32 and interest in the amount of $1,715.26. The Outstanding Principal Balance shall continue to accrue interest at the rate of 12% per annum and the Outstanding Principal Balance, together with any and all accrued but unpaid interest with respect to the Note (as previously modified) shall be due and payable in its entirety on July 1, 1996.

                  3. The Note, as previously modified and as modified by this Amendment, together with all prior existing notes, security agreements, UCC filings and obligations thereunder and in connection therewith by and between the parties hereto are all specifically acknowledged and confirmed by the parties hereto and will remain in full force and effect in accordance with their respective terms, and the parties hereto hereby ratify and affirm the same. In addition, Bio-Dyne and the

         Lender hereby acknowledge and agree that no default and no rights of offset or nonpayment exist with respect to the Note, as previously modified and as modified by this Amendment. Finally, the Note, as modified by this Amendment, shall not constitute a novation.

                  4. This Amendment was approved by Bio-Dyne's Board of Directors on May 15, 1996.


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         IN WITNESS WHEREOF, the parties hereto execute this Amendment under seal as of the day and year first above written.



                                                                  (SEAL)
                                       ---------------------------
                                       Edward B. Beam, Sr.

                                                                  (SEAL)
                                       ---------------------------
                                       Carolyn M. Beam

                                       BIO-DYNE CORPORATION


                                       By
                                          ------------------------
                                          Harvey Miller
                                          Secretary


                                                 [CORPORATE SEAL]


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